UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2013

MetaStat, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52735	20-8753132
(Commission File Number)	(IRS Employer Identification No.)

8 Hillside Avenue, Suite 207
Montclair, New Jersey 07042
(Address of principal executive offices and zip code)

(973) 744-7618
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 15, 2013, MetaStat, Inc. (the “Company”) entered into separate Convertible Note and Warrant Purchase Agreements with certain accredited investors identified therein for the issuance and sale in a private placement (the “Private Placement”) consisting of, in the aggregate: (a) $500,000 of convertible promissory  notes (the “2014 Notes”) convertible into shares of our common stock, par value $0.0001 per share (the “Common Stock”), and (b) four-year warrants to purchase up to 83,333 shares of Common Stock at an exercise price of $2.10 per share, for aggregate gross proceeds of $500,000.

The 2014 Notes bear interest at the rate of 8% per annum, mature on May 31, 2014 and rank pari passu to the Company’s issued and outstanding convertible promissory notes with an original principal amount of $1,487,000 and senior to the Company’s issued and outstanding equity securities.  Upon the closing by the Company of an equity or equity based financing or a series of equity or equity based financings (a “Qualified Financing”) resulting in gross proceeds to the Company of at least $3,500,000 in the aggregate, and the Company, prior to or concurrent with the completion of the Qualified Financing (the “Qualified Financing Threshold Amount”), the outstanding principal amount of the 2014 Notes, together with all accrued and unpaid interest thereunder (the “Outstanding Balance”), shall automatically convert into such securities, including warrants of the Company, as are issued in the Qualified Financing, the amount of which shall be determined in accordance with the following formula: (the Outstanding Balance as of the closing of the Qualified Financing) x (1.15) / (the per security price of the securities sold in the Qualified Financing). For purposes of determining whether the Qualified Financing Threshold Amount has been satisfied, such amount shall include (i) the Outstanding Balance of the 2014 Notes (each pursuant to the formula stated above) and (ii) the outstanding principal amount of the 2013 Notes (as defined below) together with all accrued and unpaid interest thereunder (pursuant to the same formula as stated above and therein).  “2013 Notes” is defined as the Company’s currently issued and outstanding convertible promissory notes with an original principal amount of $1,487,000. Following the issuance date of the 2014 Notes, the lenders shall have the right, at their option, to convert the Outstanding Balance into shares of Common Stock at a conversion price of $1.50 per share.

The foregoing description of the Private Placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) form of Convertible Note and Warrant Purchase Agreement filed as Exhibit 10.1 hereto; (ii) form of 2014 Note issued in the Private Placement filed as Exhibit 4.1 hereto and (iii) form of Warrant issued in the Private Placement filed as Exhibit 4.2 hereto.

Item 2.03  Creation of a Direct Financial Obligation

The disclosure set forth under Item 1.01 above is hereby incorporated in its entirety under this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities

As described more fully in Item 1.01 above, on November 15, 2013, the Company consummated the Private Placement.  The issuance of securities in the Private Placement was exempt from registration pursuant to Section 4(2) of, and Regulation D promulgated under, the Securities Act of 1933, as amended.

Item 9.01  Financial Statement and Exhibits

(d)  Exhibits

Exhibit No.	Description

4.1	Form of 2014 Convertible Promissory Note dated November 15, 2013.

4.2	Form of Warrant dated November 15, 2013.

10.1	Form of Convertible Note and Warrant Purchase Agreement dated November 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METASTAT, INC.

By:   /s/ Oscar L. Bronsther
        Name Oscar L. Bronsther
        Title:  Chief Executive Officer

Dated: November 21, 2013